UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 11, 2014, Casey’s General Stores, Inc. (the “Company”) conducted a conference call with investors concerning its financial results for the third fiscal quarter ended January 31, 2014. A copy of the transcript prepared by the host of the conference call is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 7, 2014, the Board of Directors of the Company approved amendments to the Company’s Corporate Governance Guidelines (“Guidelines”) to add a new majority vote policy for the election of directors in uncontested elections, and to add a new confidentiality provision. A copy of the amended Guidelines is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

At its meeting on March 7, 2014, the Board of Directors also approved of revised committee assignments for Board members. The new committee assignments, effective immediately, are as follows:

Audit	Compensation	Nominating and Corporate Governance	Executive
Bridgewater*	Haynie*	Wilkey*	Kimball*
Horak	Horak	Danos	Myers
Danos	Kimball	Kimball	Haynie
	Wilkey		Lamberti

*	Chair

Item 9.01.	Exhibits.

(d)	Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: March 12, 2014	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Amended Corporate Governance Guidelines

99.2	Transcript of conference call conducted by Casey’s General Stores, Inc. on March 11, 2014.